Exhibit 99.1

Avnet Inc. Announces Acquisition in Indonesia

Strategic Investment Expands ASEAN Coverage and Establishes Platform to Grow IT Solutions
Distribution Business

Phoenix, April 6, 2010 — Avnet, Inc. (NYSE:AVT) today announced the acquisition of certain assets of PT Datamation Purwana Utama and PT Mitra Bisinfo Utama (Datamation) of Indonesia, expanding Avnet’s footprint and customer base in ASEAN for value-added IT distribution. Founded in 1990, Datamation is a value-add IT distributor providing server, storage and software products to enterprise system integrators and resellers throughout Indonesia.

“This acquisition in Indonesia supports our strategic intent to further expand our footprint into emerging markets,” commented Phil Gallagher, president, Avnet Technology Solutions, Global. “As we increase our exposure to these fast growing markets and build on our global supplier relationships we will accelerate our organic growth rate.”

From its headquarters in Jakarta and a sales office in Surabaya, Datamation distributes a range of IT infrastructure products from leading suppliers including APC, HP, IBM, Lenovo NetApp and VMware. With more than 175 employees supporting 1,400 value-added resellers, Datamation generated revenue of approximately US$60 million in calendar 2009.

“The acquisition expands Avnet’s footprint in ASEAN and provides new opportunities to accelerate growth in the region,” stated KP Tang, president, Avnet Technology Solutions, Asia Pacific. “The platform Datamation has developed will be a key factor in launching our solutions distribution practice in Indonesia. We will leverage their talented associates and supplier partner relationships to offer a broader suite of products and services to customers in the largest national economy in Southeast Asia.”

The operations of Datamation will be integrated into Avnet Technology Solutions’ Asia Pacific business. The acquisition is expected to be immediately accretive to earnings and supports Avnet’s return on capital goals.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,”
“anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.
More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet Technology Solutions
Avnet Technology Solutions is an operating group of Phoenix-based Avnet, Inc. As a global technology sales and marketing organization, Avnet Technology Solutions has sales divisions focused on specific customer segments and a select line card strategy enabling an exceptional level of attention to the needs of its customers and suppliers. For fiscal year 2009, the group served customers in more than 35 countries and generated US $7.04 billion in annual revenue. For more information, visit www.ats.avnet.com.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:
Avnet Technology Solutions, Asia Pacific Michael Costigan Director of Marketing and Business Innovation, Asia Pacific Michael.costigan@avnet.com
+61 408651467

Investor Relations
Vincent Keenan
Vice President, Investor Relations
Vincent.keenan@avnet.com
(480) 643-7053

Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034